EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 26, 2007 accompanying the consolidated financial statements and schedule included in the Annual Report of Irvine Sensors Corporation on Form 10-K for the fiscal year ended October 1, 2006, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP
Irvine, California
February 20, 2007